- --------------------------------------------------------------------------------

                                VIROPHARMA, INC.

                              AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                                  May 31, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page
                                                                                    ----
SECTION 1  RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS............................  1
     1.1   Restrictions on Transfer.................................................  1
     1.2   Certain Definitions......................................................  1
     1.3   Restrictive Legend.......................................................  5
     1.4   Notice of Proposed Transfers.............................................  6
     1.5   Holder's Requested Registration..........................................  7
     1.7   Form S-3 Registration.................................................... 11
     1.9   Lock-up.................................................................. 13
     1.10  Registration Procedures.................................................. 13
     1.11  Indemnification.......................................................... 15
     1.12  Information by Holder.................................................... 17
     1.13  Rule 144 Reporting....................................................... 17
     1.14  Limitation on Subsequent Registrations................................... 18
     1.15  Termination of Registration Rights....................................... 18

SECTION 2  COVENANTS OF THE COMPANY................................................. 19
     2.1   Financial Information.................................................... 19
     2.2   Additional Information and Rights........................................ 20
     2.3   Termination of Financial Information Rights.............................. 20
     2.4   Inventions and Non-Disclosure Agreements................................. 20
     2.5   Employee and Other Stock Arrangements.................................... 20
     2.6   Books of Account and Reserves............................................ 21
     2.7   Stock Fully Paid; Reservation of Shares.................................. 21
     2.8   Replacement of Certificates Representing Preferred Shares................ 21
     2.9   Maintenance of Small Business Stock Status............................... 21

SECTION 3  RIGHTS OF FIRST OFFER.................................................... 22
     3.1   Rights of First Offer to First Offerees.................................. 22
     3.2   Calculation of Number of Shares of Conversion Stock Held or Outstanding.. 23
     3.3   Notices With Respect to Proposed Issuance of New Securities.............. 23
     3.4   Company's Right to Complete Proposed Sale of New Securities to
           the Extent Rights of First Offer are Not Exercised....................... 23
     3.5   Expiration of Rights of First Offer...................................... 24

SECTION 4  RIGHTS OF CO-SALE........................................................ 24
     4.1   Calculation of Conversion Stock.......................................... 24
     4.2   Third Party Offers....................................................... 24
     4.3   Right of Co-Sale......................................................... 24


     4.4   Put Option After Prohibited Transfers.................................... 26
     4.5   Exempt Transfers......................................................... 27
     4.6   Termination of Rights.................................................... 27

SECTION 5  MISCELLANEOUS............................................................ 28
     5.1   Waiver of "Pay-to-Play".................................................. 28
     5.2   Governing Law............................................................ 28
     5.3   Successors and Assigns, Assignment of Rights............................. 28
     5.4   Entire Agreement; Amendment; Waiver...................................... 29
     5.5   Notices, etc............................................................. 29
     5.6   Delays or Omissions...................................................... 29
     5.7   Rights; Separability..................................................... 30
     5.8   Information Confidential................................................. 30
     5.9   Titles and Subtitles..................................................... 30
     5.10  Counterparts............................................................. 30
     5.11  Aggregation of Stock..................................................... 30
     5.12  No Third Party Beneficiaries............................................. 30
     5.13  Remedies................................................................. 30

                                VIROPHARMA, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


     This Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of the 30th day of May, 1996, by and among VIROPHARMA, INC., a Delaware corporation (the "Company"), the persons identified on Schedule A attached hereto (the "Purchasers"), the persons identified on Schedule B attached hereto (the "Existing Investors") and each of the persons identified on the "Schedule of Founders" attached hereto as Exhibit B (the "Founders").

     WHEREAS, the Existing Investors and the Founders are parties to an Investors' Rights Agreement dated June 16, 1995, (the "Original Agreement"); and

     WHEREAS, the Existing Investors and the Founders desire to amend and restate the Original Agreement; and

     WHEREAS, the Purchasers are parties to the Series C Preferred Stock Purchase Agreement dated as of May 30, 1996 between the Company and the Purchasers (the "Series C Agreement"), certain of the Company's and such Purchasers' obligations under which are conditioned upon the execution and delivery by such Purchasers, the Founders and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


                                   SECTION 1

                 RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS
                 ---------------------------------------------

     1.1  Restrictions on Transfer.  No Restricted Securities (as defined below)
          ------------------------
shall be sold, assigned, transferred, or pledged by any Holder except upon the conditions specified in this Section 1 and Section 4 hereof, which conditions are intended to, among other things, ensure compliance with the provisions of the Securities Act. Each Holder shall cause any proposed transferee of the Restricted Securities held by a Holder or Founder to agree in writing to take and hold such securities subject to the provisions and upon the conditions specified in this Section 1 and Sections 3.1 and 3.8 and Section 4 hereof.

     1.2  Certain Definitions.  As used in this Agreement, the following
          -------------------
definitions shall apply:

          "Commission" means the Securities and Exchange Commission or any other
           ----------
federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Company's common stock, par value $0.001
           ------------
per share.

          "Conversion Stock" shall mean the shares of Common Stock issued or
           ----------------
issuable upon conversion of the Company's issued and outstanding Series A Shares, Series B Shares or Series C Shares, in any case together with any securities issued or issuable, directly or indirectly, in respect of such securities upon any stock split, stock dividend, recapitalization or the like.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

          "Founders" shall mean Nash (but only in his capacity as a holder of
           --------
Common Stock other than Conversion Stock), those persons identified on the Schedule of Founders attached hereto as Exhibit B (but only in their respective capacities as holders of Common Stock other than Conversion Stock), together with the Key Employees from time to time becoming signatories hereto.

          "Founders' Stock" shall mean, collectively, (i) any Common Stock
           ---------------
(other than Conversion Stock) held by a Founder or Nash, and (ii) any Common Stock held by a Key Employee who shall become a signatory hereto, together with any securities issued or issuable, directly or indirectly, in respect of such securities upon any stock split, stock dividend, recapitalization or the like; provided, however, that Founders' Stock shall not include any shares of Common
- --------  -------
Stock which have previously been registered or sold to the public.

          "Holder" means any Existing Investor or Purchaser who holds
           ------
Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred pursuant to Section 5.3 hereof.

          "Initiating Holders" means any Holders of the outstanding Registrable
           ------------------
Securities who shall, in the case of (i) the first registration requested pursuant to Section 1.5(a) hereof consist of Holders of not less than 51% of the then outstanding Registrable Securities, and (ii) the second registration requested pursuant to Section 1.5(a) shall consist or Holders of not less than 25% of the then outstanding Registrable Securities.

          "Key Employee" shall mean those key employees of the Company (with
           ------------
regard to Nash only as to shares issued after the date hereof) to whom the Board of Directors agrees to grant registration rights hereunder pursuant to resolution of the Board of Directors of the Company (whether at a meeting thereof or by written consent in lieu thereof), provided, however, that such
                                                --------  -------
person being granted rights as a "Key Employee" becomes a signatory to this Agreement, agreeing to be bound by the terms and provisions hereof, including
Section 4 hereof.

          "Limitation Period" shall mean the period of time beginning on the
           -----------------
Closing Date (as that term is defined in the Series C Agreement) and ending on the date on which no Purchaser (or any person who acquires any stock described in clauses (i), (ii), or (iii) below in a transfer described in Section 1202(h)(2) of the Code) owns (i) any capital stock of the Company; (ii) any Conversion Stock; or (iii) any capital stock of the Company or of any other corporation acquired in a transaction described in Section 1202(h)(4) of the Code.

          "Nash" shall mean Dr. Claude Nash.
           ----

          "New Securities" shall mean any shares of capital stock or other
           --------------
equity securities (or debt securities convertible into such equity securities) of the Company, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock or other equity securities: provided, however, that the term "New Securities" shall not
                   --------  -------
include (i) securities issued upon conversion of the Series A Shares, Series B Shares or Series C Shares, (ii) the Series C Shares purchased or issued pursuant to the Series C Agreement, (iii) Series B Shares issued upon exercise of any Series B Warrants (as defined below), (iv) securities issued pursuant to the acquisition of another corporation by the Company or issued in connection with any corporate Partnering transactions approved by the Board of Directors or any merger, consolidation, combination, purchase of all or substantially all of the assets or other reorganization which shall be approved by the Board of Directors of the Company, (v) securities issued pursuant to any rights or agreements, including without limitation convertible securities, provided that the rights of first offer established by Section 3 hereof apply with respect to the initial sale or grant by the Company of such rights or agreements (other than the rights or agreements described in subsections (vii) and (viii) of this definition),
(vi) securities issued in connection with any stock split, stock dividend or recapitalization of the Company, (vii) securities, not to exceed 1,500,000 shares, issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement for the primary purpose of soliciting or retaining such employees, consultants, officers or directors services and which are outstanding on the date hereof or are hereafter approved by the Board of Directors, (viii) warrants, options or other rights to purchase securities issued in connection with obtaining bank or lease financing, whether issued to a financial lender, lessor, guarantor or other person, (ix) securities issued in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities for the account of the Company and/or selling shareholders to the public, or (x) securities issued by the Company in connection with a corporate partnering or other research and development, licensing, marketing or other transaction approved by the Board of Directors of the Company.

          "Preferred Shares" shall mean the Series A Shares, the Series B Shares
           ----------------
and the Series C Shares.

          "Pro Rata Portion" shall mean, with respect to each Holder, that
           ----------------
number of shares of New Securities as is equal to the product of (i) the total number of New Securities proposed to be issued multiplied by (ii) a fraction, the numerator of which is the number of shares of Conversion Stock held by such First Offeree (as defined in Section 3.1(a)) computed as set forth in Section
3.2 hereof, but without regard to such Holder's Non-Qualifying Shares or Conversion Stock related thereto, and the denominator of which is the total number of shares of Conversion Stock which are outstanding as of such date (computed as set forth in Section 3.2 hereof) but without regard to any Non-Qualifying Shares or Conversion Stock related thereto. For purposes of this definition of "Pro Rata Portion," the calculations contemplated by Section 3.2 hereof shall give effect to the applicable issuance of New Securities and shall assume the participation of all Holders in such issuance of New Securities.

          "Qualified Offering" shall mean a firm commitment underwritten public
           ------------------
offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company and/or selling shareholders at a price per share of not less than $5.00 per share (as adjusted for stock splits, reverse stock splits, and the like effected after the date of this Agreement) and resulting in aggregate net proceeds to the Company and/or selling shareholders (after deducting underwriters' discounts and expenses relating to the issuance) of not less than $15,000,000.

          The terms "register", "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

          "Restated Certificate" shall mean the Company's Amended and Restated
           --------------------
Certificate of Incorporation, as amended through the date hereof.

          "Registrable Securities" means the Conversion Stock; provided,
           ----------------------                              --------
however, that Registrable Securities shall not include any shares of Common
- -------
Stock which have previously been registered or sold to the public.

          "Registration Expenses" means all expenses incurred by the Company in
           ---------------------
complying with Sections 1.5, 1.6 and 1.7, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include: selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale or fees and disbursements of counsel for any Holders or Founders.

          "Restricted Securities" means the securities of the Company required
           ---------------------
to bear the legend set forth in Section 1.3.

          "Rule 145" means Rule 145 promulgated under the Securities Act, or any
           --------
similar successor rule, as the same shall be in effect from time to time.

          "Rule 415" means Rule 415 promulgated under the Securities Act, or any
           --------
similar successor rule, as the same shall be in effect from time to time.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
similar federal statute and the rules and regulations of the Commission thereunder, as shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions, stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holders.

          "Series A Shares" shall mean the Company's Series A Convertible
           ---------------
Preferred Stock, par value $0.001 per share.

          "Series B Shares" shall mean the Company's Series B Convertible
           ---------------
Preferred Stock, par value $0.001 per share.

          "Series C Shares" shall mean the Company's Series C Convertible
           ---------------
Preferred Stock, par value $0.001 per share.

          "Series B Warrants" shall mean all of the Warrants to Purchase Series
           -----------------
B Shares, represented by Warrant Certificate Nos. WB-1 through WB-7, issued by the Company and outstanding as of the date hereof.

     1.3  Restrictive Legend.  (a) Each certificate representing (i) the Series
          ------------------
A Shares, (ii) Series B Shares, (iii) the Series C Shares, (iv) the Conversion Stock, (v) Founders' Stock, or (vi) any other securities issued or issuable, directly or indirectly, in respect of any of the foregoing securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 hereof) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend(s) required hereunder or under applicable state securities laws):

     THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN

     CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

     FURTHERMORE, THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES ARE RESTRICTED PURSUANT TO THE TERMS OF AN AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (THE "RIGHTS AGREEMENT") AMONG THE CORPORATION, THE HOLDER OF THIS CERTIFICATE AND OTHER HOLDERS OF THE COMPANY'S SECURITIES. COPIES OF THE RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     Each Holder, each Founder, each Existing Investor, each Purchaser and any subsequent holder of any Series A Shares, Series B Shares, Series C Shares, Conversion Stock, and/or Founders' Stock consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer described in this Section 1.3.

          (b) The Company shall be obligated to reissue promptly certificates without the foregoing legend at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably satisfactory to the Company to the effect that any such applicable state securities legends or stop-transfer instructions are not required and may be removed.

     1.4  Notice of Proposed Transfers.  Prior to any proposed transfer of any
          ----------------------------
Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice (the "Notice") to the Company of such holder's intention to make such transfer. The Notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act; provided, however, that for transactions
                                       --------  -------
made pursuant to Rule 144 under the Securities Act, an opinion of counsel shall only be required if reasonably requested by the company and which shall be to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Notwithstanding the foregoing provisions of this Section 1.4, no such registration statement or opinion of counsel shall be necessary for a transfer by a holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, or to another affiliated partnership under common control with such partnership, or (B) an individual to a family member or trust for the benefit of such individual or a family member, provided in the case of either (A) or (B) that the transferee will be subject to the terms of this Section 1 to the same extent as if he were an original holder hereunder. Each certificate evidencing the Restricted Securities so transferred shall bear the appropriate restrictive legends set forth in Section 1.3, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for the Company such legends are not required in order to establish compliance with any provisions of the securities laws.

     1.5  Holder's Requested Registration.
          -------------------------------

          (a) Request for Registration.  In case the Company shall receive from
              ------------------------
Initiating Holders, at any time after the earlier to occur of (i) January 1, 2002, and (ii) six months from and after the closing of the Company's first Qualified Offering of Common Stock to the general public which is effected pursuant to a registration statement filed with and declared effective by, the Commission under the Securities Act (the "Initial Offering"), a written request that the Company effect any underwritten registration, qualification, or compliance with respect to Registrable Securities held by such Initiating Holders, then the Company shall:

              (i) promptly give written notice of the proposed registration, qualification, or compliance to all other Holders; and

              (ii) as soon as practicable, use its most diligent efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within 20 days after the date the Company mails such written notice.

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.5:

                    (A) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good
                        --------
faith all reasonable efforts to cause such registration statement to become effective;

                    (C) Unless the aggregate gross offering price thereof to the public would exceed $10,000,000;

                    (D) Unless at least 20% of the Registrable Securities owned by Initiating Holders are to be sold in such demand registration; and

                    (E) After the Company has effected two registrations pursuant to this Section 1.5 which have been declared or ordered effective and pursuant to which securities have been sold; provided, however, that if a registration statement is terminated or withdrawn prior to such registration statement having been declared or ordered effective, then, in either case, the Company shall have been deemed to have effected a registration pursuant to this
Section 1.5 unless the Holders that have requested to include Registrable Securities in such registration promptly reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with such registration effort.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, and in any event within 120 days, after receipt of the request or requests of the Initiating Holders; provided, however,
                                                              --------  -------
that if the Company shall furnish to such Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company or its business, financial condition, operations or prospects or its stockholders for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a reasonable period not to exceed 120 days after receipt of the request of the Initiating Holders, and provided further, however, that the Company shall not defer its obligations in
- -------- -------  -------
this manner more than once in any twelve month period.

          (b)  Underwriting.    The right of any Holder to registration pursuant
               ------------
to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed to by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.

     The Company shall (together with all Holders selling Registrable Securities in such underwritten offering) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting, then the Company shall so advise all Holders and the number of shares of Registrable Securities and other shares which may be included in the underwritten offering after the underwriter's marketing limitation shall be allocated, first, among all Holders, pro rata, in proportion to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and second, to all other holders, in proportion, as nearly as practicable, to the respective amounts of securities of the Company owned by them. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities and/or other securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities or other securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities therein in the same proportion and manner used in determining the underwriter limitation in this Section 1.5(b).

     If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited. If, in any registration effected under this Section 1.5, the Company registers a greater number of shares of Common Stock for its own account than the number of shares of Registrable Securities registered by all Initiating Holders under this Section 1.5 hereof then the demand effected in connection with such registration shall not be counted as a demand for registration effected pursuant to Section 1.5(a) hereof.

     1.6  Company Registration.
          --------------------

          (a) Notice of Registration.  If at any time or from time to time the
              ----------------------
Company shall determine to register in an underwritten offering any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, or
(iii) a registration requested pursuant to Section 1.7 hereof, the Company shall, with respect to any Registrable Securities:

              (i) promptly give to each Holder, Key Employee and Founder written notice thereof; and,

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, (A) all the Registrable Securities specified in a written request by each Holder, (B) all the Founders' Stock specified in a written request by each Founder, and (C) all the Key Employee's Common Stock specified in a written request by each Key Employee, received by the Company within 20 days after the Company mails such written notice, subject to the provisions below. To the extent that any holder of the Company's securities shall be both a Founder or Key Employee and a Holder, the Company shall only be obligated to provide such holder with one notice pursuant to this Section 1.6.

          (b) Underwriting.  The right of any Holder, Key Employee or Founder to
              ------------
registration pursuant to this Section 1.6 shall be conditioned upon the participation by such Holder, Key Employee or Founder in such underwriting and the inclusion of such Holder's Registrable Securities, Key Employee's Common Stock or such Founder's Founders' Stock in the underwriting to the extent provided herein. Those parties proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities, Common Stock held by a Key Employee and Founders' Stock to be included in such registration. The Company shall so advise all Holders, Founders, Key Employees and the other holders distributing their securities through such underwriting, and the number of shares of Registrable Securities, Founders' Stock and other securities that may be included in the registration and underwriting shall be allocated among the Company, the Holders, Key Employees, the Founders and the other holders as follows: First to the Company; second to the Holders, Key Employees and Founders pro-rata, in proportion to the respective amount of

Registrable Securities and Founders' Stock held by such Holders, Key Employees and/or Founders, as the case may be, at the time of the filing of the registration statement; and third, to all other holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion (determined with regard to any requirement of a request to be included in such registration) in such registration held by all such other holders; provided that
                                                                   --------
with respect to a registration initiated by the Company, no such inclusion of Registrable Securities, Founders' Stock and other securities by the underwriter may reduce the securities being offered by the Company for its own account; provided, however, that notwithstanding anything to the contrary contained in
- --------  -------
this Section 1.6(b), if any Founder shall be exercising its rights hereunder as a result of a registration demanded by Holders pursuant to Section 1.5 hereof, and the managing underwriter determines that marketing factors require a limitation on the number of shares which may be included in such registration, the number of shares of Registrable Securities, Founders' Stock and others securities which may be included in such registration shall be allocated among the Holders, Founders, Key Employees and other holders distributing their securities through such registration in the manner set forth in Section 1.5(b). To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter may round the number of shares allocated to any Holder, Founder, Key Employee or other holder to the nearest 100 shares. If any Holder, Founder, Key Employee or other holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration whether or not any Holder, Key Employee or Founder has elected to include securities in such registration.

     1.7  Form S-3 Registration.  After its Initial Offering, the Company shall
          ---------------------
use reasonable efforts to qualify for registration on Form S-3. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, any Holder shall have the right to request registration on Form S-3 (all such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders). In case the Company shall receive from a Holder or Holders a written request that the Company effect a registration on Form S-3 and any related state securities qualification or state blue sky compliance with respect to an amount of the Registrable Securities owned by such Holder or Holders for which the anticipated aggregate offering price to the public would be at least $500,000, the Company shall:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, use its most diligent efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not
                                 --------  -------
be obligated to effect any such registration, qualification, or compliance pursuant to this Section 1.7 (1) if Form S-3 is not available for such offering by Holder(s); (2) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company or its business, financial condition, operations or prospects, or its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the initiating request of the Holder or Holders under this Section 1.7; provided, however, that the Company shall not utilize this right more than once
- --------  -------
in any twelve-month period; (3) if the Company has, within the twelve-month period preceding the date of such request, already effected a registration on Form S-3 for any Holders pursuant to this Section 1.7; (4) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or (5) the Company shall have, since the date hereof, effected more than six (6) such Form S-3 registrations.

     Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holder. Registrations effected pursuant to this Section 1.7 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.5 or 1.6.

     If the registration to be effected pursuant to this Section 1.7 is to be an underwritten public offering, it shall be managed by an underwriter or underwriters acceptable to the Company and selected by a majority in interest of the Holders requesting registration. In such event, the right of any Holder to registration pursuant to this Section 1.7 shall be conditioned upon the participation by such Holder in such underwriting and the inclusion of the Registrable Securities of such Holder in the underwriting to the extent provided herein. If the managing underwriter so selected determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities held by such Holders to be included in such registration. The Company shall so advise such Holders, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders and other holders as follows: First, among the Holders pro rata, in proportion to the respective amounts of Registrable Securities held by each of such Holders at the time of filing of the registration statement and second, to the other holders, pro rata in proportion to the respective amounts of securities of the Company held by such holders at the time of the filing of the registration statement. As used throughout this Section 1, the term "Form S-3" shall be deemed to include any equivalent successor form for registration pursuant to the Act.

     1.8  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with the registration, qualification or compliance pursuant to Sections 1.5, 1.6 and 1.7 shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.9  Lock-up.  Each of the Holders and the Founders hereby agrees not to
          -------
offer, sell, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person which at the time of the effective date of such registration statement may be sold or otherwise transferred in reliance upon Rule 144 promulgated under the Securities Act during the period of time (not to exceed 180 days) determined by the Board of Directors of the Company upon advice of its managing underwriter, from and after the effective date of the registration statement for any underwritten public offering of the Company's securities; provided that the obligations of the Holders (but not those persons who are also Founders) under this Section 1.9 shall not apply unless each officer, director and employee of the Company holding shares of capital stock of the Company and each holder of five percent (5%) of the Company's voting securities then outstanding are bound by similar restrictions. Such restriction shall not apply to shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such shares until the end of such period. The obligations described in this Section 1.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

     1.10 Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of this Section 1 to use its most diligent efforts (or in the case of registration on Form S-3 pursuant to Section 1.7 hereof, to use its reasonable efforts) to effect promptly the registration of Registrable Securities and/or Founder's Stock, the Company shall:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and/or Founders' Stock and use its most diligent efforts to cause such registration statement to become and remain effective as provided herein.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale of or other disposition of all Registrable Securities and/or Founder's Stock covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition of the prospective seller or sellers of such Registrable Securities and/or Founder's Stock but for no longer than one hundred eighty (180) days subsequent to the effective date of such registration in the case of a registration statement on Form S-1 (or any similar form of registration statement required to set forth substantially identical information) and for no longer than one hundred twenty (120) days in the case of a registration statement on Form S-3; provided, however, that (i) such period shall be extended for a period of time
- --------  -------
equal to the period the underwriter recommends that all the Holders and/or Founders refrain from selling the securities included in such registration due to marketing conditions or other conditions which adversely affect the offer and sale of such securities; and (ii) in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities and/or Founder's Stock are sold, provided that Rule 415 permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) relates facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

          (c) Furnish to each prospective seller of Registrable Securities and/or Founder's Stock such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities and/or Founders' Stock of such seller.

          (d) Notify each seller of Registrable Securities and/or Founder's Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

          (e) Cause all such Registrable Securities and/or Founder's Stock registered pursuant hereunder to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted.

          (f) Provide a transfer agent and registrar for all Registrable Securities and/or Founder's Stock registered pursuant to such registration statement and a CUSIP number of all such Registrable Securities in each case not later than the effective date of such registration.

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.5, 1.6 or 1.7 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     1.11 Indemnification.  In the event any Registrable Securities and/or
          ---------------
Founders' Stock are included in a registration statement under this Section 1:

          (a) The Company will indemnify each Holder, each of its respective officers, directors, partners and affiliates and its legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, each Founder and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained therein, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder (or its officer, director, partner, affiliate or control person), each Founder, each such Holder or underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, Founder or underwriter and stated to be specifically for use therein.

          (b) Each Founder and/or Holder will, if Founders' Stock or Registrable Securities held by the Founder or such Holder, respectively, are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each Founder other than an indemnifying Founder hereunder, and each other such Holder other than an indemnifying Holder hereunder, each of their respective officers, directors, partners and affiliates, and each person controlling each such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained, on the effective date thereof, in any such registration statement, any prospectus contained therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse the Company, each Founder other than an indemnifying Founder hereunder, each Holder other than an indemnifying Holder hereunder, and such directors, officers, partners, affiliates, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Founder or Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder and each
                 --------  -------
Founder hereunder shall be limited to an amount equal to the net proceeds to each such Founder or Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1 to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary contained in this Section 1.11(c), the Indemnified Party shall have the right to employ its own counsel in any action, claim, litigation, proceeding or investigation, and the fees and expenses thereof shall be borne by the Indemnified Party, unless the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case the Indemnifying Party shall bear all of such Indemnified Party's legal and other fees and expenses which arise in defense thereof. In such event, the Indemnifying Party shall not have the right to direct the defense of such action, claim, litigation, processing or investigation on behalf of the Indemnified Party.

          (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnified Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          1.12 Information by Holder.  The Holder or Holders of Registrable
               ---------------------
Securities and/or Founders' Stock included in any registration shall furnish to the Company such information regarding such person(s) and the distribution proposed by such person(s) as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.13 Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company shall use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after (i) the effective date of the first registration statement filed by the Company for an offering of its securities to the general public, (ii) the Company registers a class of securities under the Exchange Act, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) Furnish to any Founder or Holder promptly upon request, a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Founder or Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Founder or Holder to sell any such securities without registration.

          1.14 Limitation on Subsequent Registrations.  From and after the date
               --------------------------------------
of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any rights to register any securities of the Company.

          1.15 Termination of Registration Rights.  The rights of each Holder
               ----------------------------------
and Founder under this Section 1 shall terminate as follows:

               (a) all of the Holders' registration rights under Sections 1.5,
1.6 and 1.7 hereof shall terminate five (5) years from and after the Initial Offering;

               (b) All of the Founders' registration rights under Section 1.6 hereof shall terminate five (5) years from and after the Initial Offering;


               (c) All of the Key Employees' registration rights shall terminate on the earlier of (i) the termination of the Key Employee's employment with the Company and (ii) five (5) years from and after the Initial Offering.

                                   SECTION 2

                            COVENANTS OF THE COMPANY
                            ------------------------

     The Company hereby covenants and agrees, so long as any Holder owns any Registrable Securities, as follows:

     2.1  Financial Information.  Prior to the Initial Offering, and so long as
          ---------------------
any Holder owns at least 1,000,000 Preferred Shares or Common Shares issued pursuant to the conversion thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a "Substantial Holder") the Company shall furnish the following reports to each Substantial Holder:

                    (i) as soon as practicable after the end of each fiscal quarter (except the fourth quarter), and in any event within 45 days thereafter, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, in each case prepared, to the extent consolidation is required under generally accepted accounting principles applied on a consistent basis, on a consolidated basis for the Company and any subsidiaries hereafter existing, within 30 days after the end of each month, an unaudited monthly income statement, statement of cash flows and balance sheet, in each case prepared, to the extent consolidation is required under generally accepted accounting principles applied on a consistent basis, on a consolidated basis for the Company and any subsidiaries hereafter existing, subject to normal, nonrecurring year-end adjustments, and an annual budget 60 days prior to the beginning of each fiscal year. The monthly financial statements shall include comparisons to the then applicable annual budget and summaries of financial plans of the Company and any Subsidiaries.

                    (ii) as soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, an income statement and statement of cash flows for such fiscal year, a balance sheet of the Company as of the end of such fiscal year, all certified by independent public accountants of recognized national standing selected by the Company.

     All financial statements provided for above shall be prepared in accordance with general accepted accounting principles, applied on a consistent basis (except that such unaudited financial statements may be prepared without footnotes and will be subject to normal, non-recurring year-end audit adjustments).

     Each Purchaser agrees that any information obtained pursuant to this
Section 2.1 which may be proprietary to the Company or otherwise confidential shall not be disclosed by such Purchaser without the prior written consent of the Company. Each Purchaser further acknowledges and understands that any information so obtained which may be considered "inside" non-public information will not be utilized by such Purchaser in connection with purchases and/or sales of the Company's securities except in compliance with applicable state and federal antifraud statutes.

     2.2  Additional Information and Rights.
          ---------------------------------

          (a) The Company will permit any Substantial Holder, and will permit each Holder which represents that it is a "venture capital operating company" for purposes of Department of Labor Regulation Section 2510.3-101, which makes a request to the Company (a "VC Holder") (or a representative of any VC Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as such person may reasonably request.

          (b) Each VC Holder shall have the right to consult with and advise the officers of the Company as to the management of the Company.

          (c) The provisions of Section 2.1 hereof and this Section 2.2 shall not be in limitation of any rights which any Holder, Substantial Holder or VC Holder may have with respect to the books and records of the Company and any subsidiary, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

          (d) The Company shall allow an agent or representative of each Substantial Holder (together with its affiliates), which does not have a representative serving as a member of the Company's Board of Directors or their respective designees to attend in a non-voting capacity any and all annual or special meetings of the Board of Directors of the Company and shall receive copies of any written consents distributed in lieu of any annual or special meeting, and shall receive any and all information provided to the members of the Board of Directors in connection with any of the foregoing.

     2.3  Termination of Financial Information Rights.  The Company's
          -------------------------------------------
obligations to deliver information under Section 2.1(i) and (ii) hereof and the rights of those Holders entitled to the benefits of Section 2.2(d) hereof shall terminate and shall be of no further force or effect upon the closing of the Company's first underwritten public offering. Thereafter, the Company shall deliver to each Holder, and its assignees or transferees, such financial information as the Company from time to time provides to holders of its registered Common Stock as well as any information provided for in Section 2.2 to the extent applicable.

     2.4  Inventions and Non-Disclosure Agreements.  The Company shall cause
          ----------------------------------------
each person now or hereafter with access to confidential or proprietary information to enter into a Proprietary Information Agreement, containing provisions satisfactory to the Holders with respect to confidentiality, corporate ownership of inventions and innovations during employment if such agreements have not already been entered into.

     2.5  Employee and Other Stock Arrangements.  The Company shall not, without
          -------------------------------------
the approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or a subsidiary, except for issuances of Common Stock or options to acquire Common Stock to certain directors, officers and employees of the Company pursuant to the Company's employee stock purchase plan and/or stock option plan, the adoption of either or both of which plans shall be subject to the adoption of, and shall be administered by the Board of Directors; provided, however, that the maximum
                                        --------  -------
number of shares of Common Stock which may be issued and issuable thereunder shall not exceed 1,500,000 shares (subject to adjustment in the case of stock splits, dividends, combinations and the like) from and after the date hereof. Each acquisition of any shares of Common Stock or any options to acquire Common Stock by an employee, consultant, officer or director of the Company shall be conditioned upon the execution and delivery by the Company and such director, employee, officer or consultant of a stock purchase agreement or option agreement, as the case may be, containing a transfer restrictions and vesting limitations, substantially in a form approved by the Board of Directors of the Company.

     2.6   Books of Account and Reserves.  The Company will keep books of record
           -----------------------------
and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles.

     2.7  Stock Fully Paid; Reservation of Shares.  The Company covenants and
          ---------------------------------------
agrees that all Conversion Stock that may be issued upon the conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Restated Certificate, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person, other than the rights created under this Agreement. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for issuance upon conversion of the Preferred Shares and will increase the authorized numbers of shares of Common Stock if at any time the number of shares of Common Stock authorized and unissued shall be insufficient to permit the conversion of the Preferred Shares.

     2.8  Replacement of Certificates Representing Preferred Shares.  Upon
          ---------------------------------------------------------
receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares or Conversion Stock, as the case may be, and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company if required by the Board of Directors, or, in the case of any such mutilation, upon surrender and cancellation of the certificates representing Preferred Shares or Conversion Stock, as the case may be, the Company will issue new certificates representing Series A Shares, Series B Shares, Series C Shares or Conversion Stock, as the case may be, in lieu of such lost, stolen, destroyed or mutilated certificates representing Series A Shares, Series B Shares, Series C Shares or Conversion Stock, as the case may be.

     2.9  Maintenance of Small Business Stock Status.  The Company agrees that
          ------------------------------------------
(i) during the Limitation Period, it will satisfy the "active business" and "C corporation" requirements described in Section 1202(c)(2) of the Code; (ii) during the Limitation Period, it will not directly or indirectly engage in a redemption transaction described in
Section 1202(c)(3)(A) with respect to any Purchaser, Existing Investor or Founders (or any person related to any of the foregoing within the meaning of Section 267(b) or 707(b) of the Code); (iii) during the Limitation Period, it will not directly or indirectly engage in a redemption transaction which would cause the limitation set forth in Section 1202(c)(3)(B) of the Code to be exceeded; and (iv) it will comply with the reporting requirements described in
Section 1202(d)(1)(C) of the Code.


                                   SECTION 3

                             RIGHTS OF FIRST OFFER
                             ---------------------


     3.1  Rights of First Offer to First Offerees.  The Company hereby grants to
          ---------------------------------------
each Holder (each a "First Offeree") the irrevocable and exclusive first option (the "First Option") to purchase all or part of such First Offeree's Pro Rata Portion of any New Securities which the Company may, from time to time after the date of this Agreement, propose to issue and sell. Furthermore, if any First Offeree does not, pursuant to Section 3.3, give notice of its intention to exercise in full its option to purchase its Pro Rata Portion of the New Securities, then each First Offeree who did give notice of such intent (collectively, the "Fully Participating First Offerees") shall have the irrevocable and exclusive second option (the "Second Option") to purchase all or a part of the New Securities as to which a notice pursuant to the exercise of the First Option could have been, but was not, delivered (for purposes of this Section 3, the "Additional New Securities"). If more than one Fully Participating First Offeree gives a notice (a "Second Notice") pursuant to
Section 3.3 of its intention to purchase Additional New Securities pursuant to the exercise of the Second Option and the total number of New Securities covered by such notices exceeds the total number of Additional New Securities, then the Additional New Securities shall be allocated among such Fully Participating First Offerees according to the following procedure, or in such different proportions as such Fully Participating First Offerees shall agree among themselves:

          (a) Each Oversubscribing First Offeree (as defined below) shall be apportioned the lesser of (A) that number of Additional New Securities that it elected to purchase in its Second Notice and which it has not yet been apportioned pursuant to this Section 3.1(a) or (B) its "Pro Rata Portion of the Additional New Securities") (as defined below);

          (b) If the apportionment in Section 3.1(a) is followed and there remain (A) at least one Oversubscribing First Offeree who has not yet been apportioned the number of Additional New Securities it elected to purchase in its Second Notice and (B) any Additional New Securities, then the procedure described in Section 3.1(a) shall be repeated; and

          (c) For purposes of this Section 3.1(i) an "Oversubscribing First Offeree" means a Fully Participating First Offeree who has given a Second Notice and who has not yet been apportioned pursuant to Section 3.1(a) that number of Additional New Securities that it elected to purchase in its Second Notice, and
(ii) an Oversubscribing First Offeree's "Pro Rata Portion of Additional New Securities" shall be equal to the number of Additional New Securities multiplied by a fraction, the numerator of which is the number of shares of Conversion Stock held by such Oversubscribing First Offeree as of the date of the Company notice, and the denominator of which is the total number of shares of Conversion stock held by all Oversubscribing First Offerees as of such date.

     3.2  Calculation of Number of Shares of Conversion Stock Held or
          -----------------------------------------------------------
Outstanding.  For purposes of any calculation of the number of shares of
- -----------
Conversion Stock held or outstanding under this Section 3, and with respect to any numerator or denominator provided herein, the conversion of all securities convertible into or exchangeable for Conversion Stock and the exercise of all outstanding rights, options and warrants to acquire Conversion Stock of the Company shall be assumed.

     3.3  Notices With Respect to Proposed Issuance of New Securities.  In the
          -----------------------------------------------------------
event the Company proposes to undertake an issuance of New Securities, it shall give each First Offeree entitled to a right of first offer pursuant to this
Section 3 written notice (the "Company Notice") of its intention, describing in detail the type of New Securities, the price and terms upon which the Company proposes to issue such New Securities. Each such First Offeree shall have twenty (20) days from the date of receipt of any such Company Notice to agree to purchase, pursuant to the exercise of the First Option, up to such First Offeree's Pro Rata Portion of such New Securities for the price and upon the terms and conditions specified in the Company Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If, following the expiration of such twenty (20) day period, there exist Additional New Securities subject to the Second Option, then the Company shall give each Fully Participating First Offeree a second written notice (the "Second Company Notice") to such effect, and each such Fully Participating First Offeree shall then have fifteen (15) days from the date of receipt of such Second Company Notice to agree to purchase (on such terms and conditions) the quantity of Additional New Securities stated therein, subject to the application of the procedures set forth in Section 3.1.

     3.4  Company's Right to Complete Proposed Sale of New Securities to the
          ------------------------------------------------------------------
Extent Rights of First Offer are Not Exercised.  In the event the First Offerees
- ----------------------------------------------
fail to exercise a right of first offer with respect to any New Securities within the periods specified in Section 3.3, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of such New Securities shall be closed, if at all, within forty-five (45) days from the date of said agreement) to sell the New Securities not elected to be purchased by First Offerees at the price and upon terms no more favorable to the prospective purchasers of such securities than those specified in the Company Notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell such New Securities without first offering such securities to the First Offerees in the manner provided in this Section 3.

     3.5  Expiration of Rights of First Offer.  The rights of first offer
          -----------------------------------
granted under this Section 3 shall expire upon the effective date of the registration statement filed in connection with the Qualified Offering.


                                   SECTION 4

                               RIGHTS OF CO-SALE
                               -----------------

     4.1  Calculation of Conversion Stock.  For purposes of any calculation of
          -------------------------------
the number of shares of Conversion Stock held or outstanding under this Section 4, and with respect to any numerator or denominator provided herein, the conversion of all securities convertible into or exchangeable for Conversion Stock and the exercise of all outstanding rights, options and warrants to acquire Conversion Stock of the Company shall be assumed.

     4.2  Third Party Offers.  Each Key Employee, Founder or Nash (in his
          ------------------
capacity as a "Holder" and "Founder" or "Key Employee") hereby agrees that subject to the terms and conditions set forth below, should he receive one or more bona fide offers upon specific terms and conditions (collectively the "Purchase Offer"), from any person or persons, to purchase all or any portion of his Restricted Securities, then such Key Employee, Founder or Nash, as the case may be, shall promptly notify (a "Notice") each Holder (other than a Holder who is also a Founder (including Nash) or Key Employee) (a "Co-Sale Offeree") in writing of the terms and conditions of such Purchase Offer.

     4.3  Right of Co-Sale.  (a)  Each Co-Sale Offeree shall have the right,
          ----------------
exercisable upon written notice to the Founder, Key Employee or Nash, as the case may be, giving notice of the receipt of a Purchase Offer pursuant to
Section 4.2 hereof (each such Founder, Key Employee or Nash, being sometimes hereafter referred to as a "Co-Sale Offeror"), within 30 business days after receipt of a Notice of the Purchase Offer from a Co-Sale Offeror, to participate in the Co-Sale Offeror's sale of Restricted Securities pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more Co-Sale Offerees exercises such right(s) of participation in accordance with the terms and conditions hereof, the number of shares of Restricted Securities which the Co-Sale Offeror may sell pursuant to such Purchase Offer shall be correspondingly reduced to reflect the number of shares which all of the Co-Sale Offerees shall be permitted to sell under the rights of co-sale granted hereunder. The right of participation of each Co-Sale Offeree shall be subject to the following terms and conditions.

              (i) Each Co-Sale Offeree may sell all or any part of that number of Registrable Securities (on an as-converted basis) equal to the product obtained by multiplying

(x) the aggregate number of shares of Restricted Securities covered by the Purchase Offer by (y) a fraction, the numerator or which is the number of shares of Conversion Stock (as calculated in accordance with Section 4.1 hereof) at the time owned by such Co-Sale Offeree, and the denominator of which is the combined number of shares of Restricted Securities (on an as-converted basis) then owned by such Co-Sale Offeror and Conversion Stock (as calculated in accordance with Section 4.1 hereof) at the time owned by the Co-Sale Offerees.

              (ii) To the extent one of the Co-Sale Offerees exercising its rights of co-sale under this Section 4.3(a) elects not to sell the full number of shares it is entitled to sell pursuant to subparagraph (1) above, the Co-Sale Offeror shall give notice of such election to the Co-Sale Offerees who do so elect (collectively, the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) business days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share shall be equal to the product obtained by multiplying (i) the number of shares in the unsold portion by a fraction, the numerator of which is the number of shares of Conversion Stock as calculated in accordance with Section 4.1 hereof) held by such Participant, and the denominator of which is the total number of shares of Conversion Stock (as calculated in accordance with Section 4.1 hereof) held by all of the Participants.

              (iii) Each of the Co-Sale Offerees may effect its participation in the Co-Sale Offeror's sale by delivering to the Co-Sale Offerer for transfer to the purchase offeror one or more certificates, properly endorsed for transfer, which represent

                    (X) the type and number of shares of Conversion Stock which the Holder elects to sell pursuant to this Section 4.3(a): or

                    (Y) that number of Preferred Shares, which is at such time convertible into the number of shares of Common Stock which the Co-Sale Offeree elects to sell pursuant to this Section 4.3(a). The Company agrees to convert all Preferred Shares received by the Co-Sale Offeror into Common Stock concurrently with the actual transfer of such shares to the prospective purchaser.

              (b) The stock certificates which the Co-Sale Offeree delivers to the Co-Sale Offeror pursuant to Section 4.3(a)(iii) shall be transferred by the Co-Sale Offeror to the prospective purchaser in consummation of the sale of such Co-Sale Offeror's Restricted Securities pursuant to the terms and conditions specified in the Notice to Co-Sale Offerees and the Co-Sale Offeror shall thereafter promptly remit to each Co-Sale Offeree participating in the Purchase Offer that portion of the sale proceeds or other consideration to which such Co-Sale Offeree is entitled by reason of its participation in such sale. To the extent that any prospective purchasers prohibit such assignment or otherwise refuses to purchase Conversion Stock from a Co-Sale Offeree exercising its rights of co-sale hereunder, the Co-Sale Offeror shall not sell to such prospective purchaser(s) any Restricted Securities unless and until, simultaneously with such sale, the Co-Sale Offeror shall purchase such shares or other securities from such Co-Sale Offeree.

          (c) The exercise or non-exercise of the rights of each Co-Sale Offeree hereunder to participate in one of more sales of Restricted Securities by a Co-Sale Offeror shall not adversely affect their rights to participate in subsequent sales of Restricted Securities by any Co-Sale Offeror which meet the conditions specified in Section 4.3(a).

          (d) The fees and expenses of each Co-Sale Offeree desiring to participate in a sale by a Co-Sale Offeror hereunder, including reasonable attorneys' fees and expenses, shall be borne by the Co-Sale Offeree so exercising its rights of co-sale hereunder (except for costs associated with the transfer of such securities on the books and records of the Company which shall be borne by the Company).

     4.4  Put Option After Prohibited Transfers.
          -------------------------------------

          (a) In the event a Founder or Key Employee or Nash should sell any Restricted Securities in contravention of the co-sale rights of the Co-Sale Offerees under Section 4.3 of this Agreement (a "Prohibited Transfer"), each Co-Sale Offeree, in addition to any and all such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder or Key Employee or Nash shall be bound by the applicable provisions of such option.

          (b) In the event of a Prohibited Transfer, each Co-Sale Offeree shall have the right to sell to Nash or such Founder or Key Employee the type and number of Restricted Securities equal to the type and number of shares each Co-Sale Offeree would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

              (i) The price per share at which the shares are to be sold to such Founder, Key Employee or Nash, as the case may be, shall be equal to the price per share paid by the purchaser to such Founder, Key Employee or Nash in the Prohibited Transfer. Nash or such Founder or Key Employee shall also reimburse each Co-Sale Offeree for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Co-Sale Offeree's rights of co-sale under Section 4.3 with respect to the Prohibited Transfer.

              (ii) Within 90 days after the later of the dates on which a Co-Sale Offeree (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Co-Sale Offeree shall, if exercising the put option created hereby, deliver to Nash or such Founder or Key Employee the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

          (iii) Nash or such Founder or Key Employee shall, upon receipt of the certificate or certificates for the shares to be sold by a Co-Sale Offeree, pursuant to this Section 4.4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.4(b)(i), in cash or by other means acceptable to the Co-Sale Offeree.

          (iv) Notwithstanding the foregoing, any attempt by Nash or such Founder or Key Employee to transfer Restricted Securities in violation of
Section 4.3 hereof shall be null and void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without written consent of a majority in interest of the Co-Sale Offerees.

     4.5  Exempt Transfers.  Notwithstanding anything to the contrary contained
          ----------------
in Sections 4.2 through 4.4, the rights of a Co-Sale Offeree pursuant to this
Section 4 shall not apply, and Nash and each of the Founders and Key Employees shall have no obligations with respect to:

          (a) any proposed transfer by Nash or Founder or Key Employee pursuant to a merger, consolidation, recapitalization or similar events;

          (b) any proposed transfer by Nash or Founder or Key Employee to the public pursuant to a registration statement filed with, and declared effective by the Commission under the Securities Act which was effected pursuant to
Section 1.5, 1.6 or 1.7 hereto;

          (c) any proposed transfer to an individual who is the spouse, child or grandchild of Nash, Founder, Key Employee or trust for the benefit of any of their respective spouses, children or grandchildren, provided that such transferee agrees to be bound by the terms and provisions of this Agreement, and in the case of Nash's transferees, or any other Founder who is a party to the Shareholders' Voting Agreement, the Shareholders' Voting Agreement: or

          (d) any proposed transfer or series of transfers of not more than five percent (5%) of the aggregate of all Restricted Securities held by Nash or such Founder or Key Employee as of the date hereof plus all Restricted Securities acquired by Nash or such Founder or Key Employee from and after the date hereof (or in the case of a Key Employee, the number of Restricted Securities held by such Key Employee as of the date on which such Key Employee became a party to this Agreement plus any Restricted Securities thereafter acquired).

     4.6  Termination of Rights.  The rights of each Co-Sale Offeree under
          ---------------------
Sections 4.1 through 4.4 hereof shall terminate on the first to occur of the following:

          (a) as to any Co-Sale Offeree, such time as such Co-Sale Offeree shall no longer be the owner of Registrable Securities; or

          (b) the closing of an underwritten public offering of the Company covering the offer and sale of the Company's Common Stock for the account of the Company and/or selling stockholders and in which immediately thereafter all of the then issued and outstanding Preferred Shares shall have been converted into Common Stock; or

          (c) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by means of a merger of the Company with or into any other corporation (other than a mere reincorporation or other entity or person or other form of corporate reorganization corporation transaction) or a transaction in which the Company is the surviving entity but greater than 50% of the shares of the Company's capital stock outstanding immediately prior to the transaction are exchanged or converted by virtue of the transaction into other property, whether in the form of cash, securities or otherwise.


                                   SECTION 5

                                 MISCELLANEOUS
                                 -------------

     5.1  Waiver of "Pay-to-Play".  The parties hereto acknowledge and agree
          -----------------------
that the "pay-to-play" provisions found in Section 3.6 of the Original Agreement and Article THIRD Section 4(b) of the Amended and Restated Certificate of Incorporation of the Company in effect prior to the filing of the Restated Certificate shall not be triggered as a result of the issuance of the Series C Preferred Shares.

     5.2  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     5.3  Successors and Assigns, Assignment of Rights.  The rights and benefits
          --------------------------------------------
of a Purchaser or Existing Investor hereunder (including such Purchaser's or Existing Investor's rights and benefits as a Holder under Sections 1, and 2.1 and 2.2 hereof) may be assigned to a transferee or assignee in connection with transfer or assignment of any Preferred Shares or Registrable Securities (or Conversion Stock issued or issuable thereunder) by such Purchaser or Existing Investor (A) to any entity which is a majority-owned subsidiary of a Holder or controls, is controlled by or under common control with the Holder or Existing Investor, and (B) to any other entity provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) such transferee or assignee acquires at least 100,000 shares of Registrable Securities, and (c) such assignee or transferee executes a written instrument agreeing to be bound by the terms and provisions of this Agreement; provided that, notwithstanding the foregoing, the information rights granted to each of the Holders and Existing Investor under Sections 2.1 and 2.2 hereof shall not be assigned or transferred by a

Holder or Existing Investor to any successor, transferee or assignee of such Holder and Existing Investor which is engaged in any business that is directly competitive with the Company in any line of business engaged in by the Company. Any such transfer or assignment permitted hereby shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The rights of a Founder, Key Employee or Nash to cause the Company to register securities pursuant to Section 1 hereof may not be transferred or assigned; provided, however that the rights and
                                    --------  -------
benefits of the Founders and Key Employees hereunder may be assigned or transferred to an assignee or transferee pursuant to Section 4.5(c) hereof.

     5.4  Entire Agreement; Amendment; Waiver.  This Agreement supersedes all
          -----------------------------------
prior agreements or understandings among the parties regarding the matters addressed herein including, but not limited to, the Original Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least sixty six and two-thirds percent (66 2/3%) of the Registrable Securities and the Company and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party.

     5.5  Notices, etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Purchaser or Existing Investor, as indicated on the list of Purchasers attached hereto as Exhibit A, or at such other address as such Purchaser or Existing Investor or permitted assignee shall have furnished to the Company in writing, (b) if to a Founder (in his capacity as a Founder, Holder or Existing Investor hereunder), as indicated on the list of Founders attached hereto as Exhibit B, or at such other address as such Founder or his permitted assignee shall have furnished to the Company in writing, or (c) if to the Company, at such address or facsimile number as the Company shall have furnished to each Purchaser and Existing Investor in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     5.6  Delays or Omissions.   No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any Purchaser or Existing Investor (in any capacity hereunder), upon any breach or default of the Company or Nash or any Founder under this Agreement shall impair any such right, power or remedy of such Purchaser or Existing Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, nor shall a waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Purchaser or Existing Investor (in either case, in any capacity hereunder) of any breach or default under this Agreement or any waiver on the part of any Purchaser or Existing Purchaser of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Purchaser or Existing Investor, shall be cumulative and not alternative.

     5.7  Rights; Separability.  Unless otherwise expressly provided herein, a
          --------------------
Purchaser's or Existing Investor's rights hereunder are several rights, not rights jointly held with any of the other Purchaser or Existing Investor. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.8  Information Confidential.  Each Purchaser and Existing Investor
          ------------------------
acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser or Existing Investor is required to disclose such information by a governmental body, including the National Association of Insurance Commissioners or any other similar regulatory body.

     5.9  Titles and Subtitles.  The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     5.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.11 Aggregation of Stock.  All shares of the Registrable Securities held
          --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     5.12 No Third Party Beneficiaries.  The covenants and agreements set
          ----------------------------
forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

     5.13 Remedies.  The parties to this Agreement acknowledge and agree that a
          --------
breach of any of the covenants of the Company, the Purchasers, Existing Investors or the Founders set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, if any disputes arise concerning the sale or other disposition of any of the Restricted Securities contained in Section 1 or pursuant to Section 4 hereof, the parties to this Agreement agree that an injunction may be issued restraining the sale or other disposition of such Restricted Securities or interest or rescinding any such sales or other disposition, pending resolution of such controversy. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement. Any transfer or acquisition of Restricted Securities in violation of this Agreement shall be null and void ab initio.

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.


THE COMPANY:                                VIROPHARMA, INC.


                                            By:_______________________________
                                               Name:
                                               Title:


THE PURCHASERS:                             FRAZIER HEALTHCARE II, L.P.

                                            By:_______________________________
                                               Name:
                                               Title:


                                            OAK INVESTMENT PARTNERS VI,
                                             LIMITED PARTNERSHIP

                                            By:_______________________________
                                               Name:
                                               Title:


                                            OAK VI AFFILIATES FUND, LIMITED
                                             PARTNERSHIP

                                            By:_______________________________
                                               Name:
                                               Title:


                                            SEVIN ROSEN FUND IV L.P.

                                            By:_______________________________
                                               Name:
                                               Title:

                                            SEVIN ROSEN BAYLESS
                                             MANAGEMENT COMPANY

                                            By:_______________________________
                                               Name:
                                               Title:



                                               ______________________________
                                               Jennifer Gill Roberts


                                               ______________________________
                                               Stephen L. Domenik


                                               TECHNOLOGY LEADERS II L.P.

                                               By:____________________________
                                                  Name:
                                                  Title:


                                               TECHNOLOGY LEADERS II
                                                OFFSHORE L.P.

                                               By:____________________________
                                                  Name:
                                                  Title:


                                               NEW YORK LIFE INSURANCE
                                                COMPANY

                                               By:____________________________
                                                  Name:
                                                  Title:

                                               SCHEER & COMPANY, INC.

                                               By:____________________________
                                                  Name:
                                                  Title:



                                               -------------------------------
                                               Frank Baldino


                                               -------------------------------
                                               Mark McKinlay


                                               -------------------------------
                                               Claude Nash


                                               -------------------------------
                                               Marc Collett


                                               -------------------------------
                                               Johanna Griffin


                                               -------------------------------
                                               Guy Diana


                                               -------------------------------
                                               Vincent Milano


                                               -------------------------------
                                               Joshua Lederberg